SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 26, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

ONEOK, Inc. (the "Company") will present at the AGA Financial Forum in Bonita Springs, Florida, on Monday, May 3, 2004, beginning at approximately 2:25 p.m. E.D.T.

The presentation will be conducted by David Kyle, chairman, president and chief executive officer of the Company and Jim Kneale, senior vice president, treasurer and chief financial officer of the Company.

A webcast of the presentation will be available at www.oneok.com and will be archived for ninety days after the seminar.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	ProForma Financial Information
Not applicable.

(c)	Exhibits
99.1 Press release issued by ONEOK, Inc. dated April 26, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	April 26, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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Exhibit 99.1
[ONEOK Logo]	News

April 26, 2004	Analyst Contact: Weldon Watson
918-588-7158

ONEOK to present at AGA Financial Forum

Tulsa, Okla. -- ONEOK, Inc. (NYSE:OKE) will present at the AGA Financial Forum in Bonita Springs, Florida, on Monday, May 3, 2004, beginning at approximately 2:25 p.m. E.D.T.

The presentation will be conducted by David Kyle, chairman, president and chief executive officer of ONEOK and Jim Kneale, senior vice president, treasurer and chief financial officer of ONEOK.

The webcast will be accessible at ONEOK's Web site at www.oneok.com. A replay of the webcast will be archived for ninety days after the seminar.

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ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company's energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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